EXHIBIT 99.2

Contact:

Christopher J. Geberth
Vice President Finance
Diomed Holdings, Inc.
(877) 434-6633 or (978) 824-1816
investor-relations@diomedinc.com

DIOMED HOLDINGS REPORTS NOTICE REGARDING
AMEX INTENT TO SEEK DELISTING OF ITS COMMON STOCK

ANDOVER, MA, March 11, 2008, --- Diomed Holdings, Inc. (AMEX: DIO - News), a leading developer and marketer of minimally invasive medical technologies, including its patented EVLT® laser treatment for varicose veins, today announced that it has received notice from the American Stock Exchange advising the Company that the AMEX has determined to seek to delist the Company’s common stock on the basis that the Company has not demonstrated a reasonable probability that the Company will regain compliance with Sections 1003(a)(ii) and (iii) of the AMEX Company Guide’s standards for continued listing on the Exchange. The standards require that a company maintain at least $4 million in stockholders’ equity if the company has sustained losses from continuing operations in three of its four most recent fiscal years and at least $6 million in stockholders’ equity if the company has sustained losses from continuing operations in its five most recent fiscal years.

The Company had previously submitted a compliance plan to the AMEX seeking to demonstrate its ability to regain compliance with these listing standards by February 3, 2009, the deadline that the AMEX established for compliance with these listing standards.

In its notice, the AMEX also advised the Company that it has determined that the low trading price of the Company’ common stock raises concern that the common stock may not be suitable for auction market trading, which would necessitate a reverse stock split within a reasonable period of time under Section 1003(f)(v) of the AMEX Company Guide.

Contemporaneously with the issuance of this press release, the Company will file a Current Report on Form 8-K with the Securities and Exchange Commission regarding this matter, which will include further details regarding the AMEX notice.

About Diomed
Diomed develops and commercializes minimal and micro-invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed’s EVLT® laser vein ablation procedure is used in varicose vein treatments. Diomed also provides photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT® procedure and the Company’s related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for its EVLT® laser vein treatment, the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company’s website: www.evlt.com.

EVLT® is a registered trademark of Diomed Inc., Andover, MA.

Safe Harbor
Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with trends in the products markets, reliance on third party distributors in various countries outside the United States, reoccurring orders under OEM contracts, market acceptance risks, technical development risks and other risk factors. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our 2006 Annual Report on Form SEC 10-KSB (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" on pages 19 through 34 of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.